Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Gateway Certifications, Inc., a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

The annual report on Form 10-K for the fiscal year ended December 31, 2008 (the "Form 10-K") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 3, 2009	/s/ Lawrence Williams, Jr.
	Name:	Lawrence Williams, Jr.
	Title:	Chief Executive Officer and Chief Financial Officer